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                                 EXHIBIT 10.19

                           SUNGARD DATA SYSTEMS INC.
                          2000 EQUITY INCENTIVE PLAN
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     1.   Purpose

     The purpose of the SunGard Data Systems Inc. 2000 Equity Incentive Plan (the "Plan") is to promote the long-term retention of employees and directors of SunGard Data Systems Inc. ("SunGard") or any "parent" or "subsidiary" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of SunGard (collectively, the "Company") during the time of such relationship to SunGard, to further reward these persons for their contributions to the Company's success, to provide additional incentive to these persons to continue to make similar contributions in the future, and to further align the interests of these persons with those of SunGard's stockholders. These purposes will be achieved by granting to such persons, in accordance with the provisions of this Plan, Options, Restricted Stock or Unrestricted Stock Awards or Performance Awards, for shares of SunGard's common stock, $0.01 par value per share ("Common Stock"), or Loans or Supplemental Grants, or combinations thereof ("Awards").

     2.   Aggregate Number of Shares

          2.1 The aggregate number of shares of Common Stock for which Awards may be granted under the Plan will be six million five hundred thousand (6,500,000) shares, with (a) an individual limit of one million (1,000,000) shares per Participant (as defined in Section 3.1 below) per calendar year, and
(b) an aggregate limit of one million (1,000,000) shares for all Restricted Stock and Unrestricted Stock Awards (whether issued directly or pursuant to Performance Awards), with all such maximum numbers of shares being subject to adjustment in accordance with this Section 2.1. If there is any change in the capitalization of SunGard, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of SunGard deems, in its sole discretion, to be similar circumstances, the aggregate number and/or kind of securities for which Awards may be granted under the Plan and the terms of individual Awards shall be appropriately adjusted in a manner determined by the Committee. No fractional shares of Common Stock will be delivered under the Plan. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Committee may determine in its sole discretion.

          2.2 Treasury shares, reacquired shares and unissued shares of Common Stock may be used for purposes of the Plan, at SunGard's sole discretion.

          2.3 Shares of Common Stock that were issuable pursuant to an Award that has terminated but with respect to which such Award had not been exercised, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited, and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan.

                                       1.
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     3.   Eligibility

          3.1 All current and future employees, including "officers," of the Company ("Employees") and also all members of the Board of SunGard ("Directors") shall be eligible to receive Awards under the Plan. No eligible Employee or Director (a "Participant") shall have any right to receive an Award except as expressly provided in the Plan. The term "officers" means each person who is an "officer" as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          3.2 The Committee shall determine the Participants who shall actually receive Awards under the Plan, except that in the case of a Participant who is also a Director, the grant of an Award shall be conditioned on the approval of a majority of the Board (excluding the Participant for purposes of determining the number of votes necessary to constitute a majority). In making such determinations, the Committee shall consider the positions and responsibilities of Participants, their past performance and contributions to the Company's growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Committee deems pertinent in its sole discretion.

     4.   Administration

          4.1 The Plan shall be administered by the Committee. The Committee may delegate all or any portion of its authority hereunder to one or more subcommittees consisting of at least one Committee member (and references in this Plan to the "Committee" shall thereafter be to the Committee or such subcommittees). The Committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3) under the 1934 Act or any future corresponding rule, or "outside directors" within the meaning of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that the failure of the Committee or of the Board for any reason to be composed solely of non-employee directors or outside directors shall not prevent an Award from being considered granted under this Plan. In addition to its other authority and subject to the provisions of the Plan, the Committee shall have the authority to determine, in its sole discretion, the Participants who shall be eligible to receive Awards, the Participants who shall actually receive Awards, the size of each Award, including the number of shares of Common Stock subject to the Award, the type or types of each Award, the date on which each Award shall be granted, the terms and conditions of each Award, whether to waive compliance by a Participant with any obligations to be performed by the Participant under an Award or waive any term or condition of an Award, whether to amend or cancel an existing Award in whole or in part (except that the Committee may not, other than as specifically authorized herein, change the exercise price of an Award or cancel an existing Award in exchange for a new Award with a lower exercise price, and may not, without the consent of the holder of an Award or unless specifically authorized by the terms of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder), and the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants.

          4.2 The Committee may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of

                                       2.
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the members of the Committee shall constitute a quorum, and the vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on that matter. The Committee shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Committee deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

          4.3 No member of the Committee or the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee or the Board, or for any act or omission of any other member of the Committee or the Board.

          4.4 All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

     5.   Types of Awards

          5.1  Options.

               (a) An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options ("non-ISO") may be granted under the Plan; provided however, that an ISO may only be granted to a person who is a common law employee of SunGard or a "parent corporation" or "subsidiary corporation" of SunGard as those terms are defined in subsections (e) and (f) of
Section 424 of the Code ( each such "parent corporation" or "subsidiary corporation" being an "ISO-Affiliate").

               (b) The exercise price of an Option will be determined by the Committee subject to the following:

                    (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent stockholder) of the fair market value (as defined in Section 11.8) of the Common Stock subject to the ISO, determined as of the time the ISO is granted. A "ten-percent stockholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of SunGard or of any of its subsidiaries.

                    (2) The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted, except that:

                                       3.
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                         (A)  the exercise price of a non-ISO may be equal to or
greater than 85% of the fair market value of the Common Stock subject to the non-ISO, if the discount is granted in lieu of a reasonable amount of cash compensation; or

                         (B)  the exercise price of a non-ISO granted pursuant
to a Performance Award may be (i) 100% of the fair market value of the Common Stock subject to the non-ISO, determined either as of the time the Performance Award is granted or as of the time the non-ISO is granted pursuant to the Performance Award; or (ii) an amount less than such fair market value if the discount is granted in lieu of a reasonable amount of cash compensation as consideration for exceeding the goal(s) set forth in the Performance Award.

                    (3) In no case may the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock be less than the par value per share of the Common Stock.

                    (4) Notwithstanding (1) and (2) above, an Option (whether an ISO or non-ISO) may be granted with an exercise price determined according to the provisions of Section 424(a) of the Code, if the grant of such Option is pursuant to a transaction described in Section 424(a) of the Code.

               (c) The period during which an Option may be exercised will be determined by the Committee, except that the period during which an ISO may be exercised will not exceed ten years (five years, in the case of an ISO granted to a ten-percent stockholder) from the day immediately preceding the date the Option was granted.

               (d) An Option will become vested and/or exercisable at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which all or any part of an Option becomes vested and/or exercisable. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.

               (e) Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to SunGard in accordance with guidelines established for this purpose), bank draft or money order payable to the order of SunGard or (2) if so permitted by the instrument evidencing the Option, (A) through the delivery of shares of Common Stock which have been held by the Participant for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (B) by delivery of a promissory note of the Participant to SunGard, payable on such terms and conditions as the Committee may determine, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to SunGard sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by the Participant's promissory note.

                                       4.
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               (f)  If the market price of shares of Common Stock subject to an
Option exceeds the aggregate exercise price of the Option at the time of its exercise, the Committee may cancel the Option and cause SunGard to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Committee may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Committee.

          5.2  Restricted and Unrestricted Stock.

               (a) A Restricted Stock Award entitles the recipient to acquire, for a purchase price not less than the par value, shares of Common Stock subject to the restrictions described in Section 5.2(d) below ("Restricted Stock").

               (b) A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to SunGard accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

               (c) A Participant who receives Restricted Stock shall have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

               (d) Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant experiences a Status Change (as defined in Section 6.1 below) for any reason, must be offered to SunGard for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions will lapse and the shares will become unrestricted ("Unrestricted Stock") at such time or times, and on such terms and conditions, as the Committee may determine. In the event of a Status Change, the Committee may accelerate the time at which the restrictions on all or any part of the shares will lapse.

               (e) Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to SunGard, within 10 days of the filing of such election with the Internal Revenue Service, a copy of such election.

               (f)  The Committee may, at the time an Award described in this
Section 5 is granted, provide that any or all of the Common Stock delivered pursuant to such Award will be Restricted Stock.

                                       5.
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               (g)  The Committee may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock, provided that the value of such Award, which equals the difference between the price and the fair market value of such shares on the date of grant, is in lieu of a reasonable amount of cash compensation.

          5.3 Performance Awards. A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 following the attainment of such performance goals, during such measurement period or periods (which must be at least one year), and on such other terms and conditions, all as the Committee may determine. Performance goals may be related to overall corporate performance, operating group or business unit performance, personal performance or such other category of performance as the Committee may determine. Financial performance may be measured by revenue, operating income, net income, earnings per share, number of days sales outstanding in accounts receivable, productivity, return on equity, common stock price, price-earnings multiple, or such other financial factors as the Committee may determine. Performance goals also may be included as terms and conditions of other types of Awards.

          5.4  Loans and Supplemental Grants.

               (a) The Company may make a loan to a Participant ("Loan"), either in connection with the purchase of Common Stock under the Award or the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee shall have the authority, in its sole discretion, to determine whether to make a Loan, the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid, and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years.

               (b) In connection with any Award, the Committee may grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to
(1) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 5. Any payments under this Section 5.4(b) shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.

               (c) In connection with any Performance Award or any Award that depends in whole or in part upon the attainment of performance goals, the Committee may grant a cash award to the Participant for exceeding the performance goals set forth in such Award.

     6.   Events Affecting Outstanding Awards.

          6.1 Status Change Due to Death or Disability. If by reason of death or permanent disability (as determined by the Committee) a Participant experiences a Status

                                       6.
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Change (a "Status Change" occurs when a Participant is both not an Employee and not a Director), the following rules shall apply, unless otherwise determined by the Committee:

               (a) All Options held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant's heirs, executor, administrator or other legal representative, for a period of one year after the Participant's Status Change. After the expiration of such one-year period, all such Options shall terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

               (b) All Restricted Stock held by the Participant at the time of such Status Change shall immediately become free of all restrictions and conditions.

               (c) Any payment or benefit under a Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the time of such Status Change.

          6.2 Status Change Not Due to Death or Disability. If a Participant experiences a Status Change other than by reason of death or permanent disability (as determined by the Committee), the following rules shall apply, unless otherwise determined by the Committee at the time of grant of an Award:

               (a) All Options held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant for a period of three months after the Participant's Status Change, provided that no Option shall terminate earlier than three months after the date the Option first becomes exercisable. After the expiration of such period, such Options shall terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

               (b) All Restricted Stock held by the Participant at the time of such Status Change shall immediately become free of all restrictions and conditions, unless such Status Change results from a voluntary resignation or termination for Cause (as defined in Section 6.2(d) or Section 6.2(e)), in which event all Restricted Stock held by the Participant at the time of the Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.2 above.

               (c) Any payment or benefit under a Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

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               (d)  In the case of a Participant who is an Officer or Director, a Status Change made by the Company shall be for "Cause" only if: (1) at least 75% of the members of the Board determined that such Participant (A) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, or (B) breached or violated, in a material respect, any agreement between such Participant and the Company or any of the Company's policy statements regarding conflicts-of-interest, insider trading or confidentiality, or (C) committed a material act of dishonesty or breach of trust; (2) such determination was made at a duly convened meeting of the Board with respect to which the Participant received at least 10 days prior written notice and had a reasonable opportunity to make a statement and answer the allegations against him or her; and (3) either (A) such Participant was given a reasonable opportunity to take remedial action but failed or refused to do so, or (B) at least 75% of the members of the Board also determined, at such meeting, that an opportunity to take remedial action would not have been meaningful under the circumstances.

               (e) In the case of a Participant who is not an Officer or Director, a Status Change made by the Company shall be for "Cause" only if: (1) the member (or members) of the Company's management normally empowered to make such a determination in the course of the Company's business determined that such Participant (A) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, or (B) breached or violated, in a material respect, any agreement between such Participant and the Company or any of the Company's policy statements regarding conflicts-of-interest, insider trading or confidentiality, or (C) committed a material act of dishonesty or breach of trust; and (2) such determination was made after such Participant received at least 10 days prior written notice and had a reasonable opportunity to make a statement and answer the allegations against him or her.

               (f) For all purposes of this Section 6.2 and Section 6.3: (1) if a Participant is an Employee (and not also a Director) of a subsidiary of SunGard and such subsidiary ceases to be a subsidiary of SunGard, then the Participant will be deemed to have experienced a Status Change made by the Company without Cause; (2) a Participant will not be deemed to have experienced a Status Change if the Participant is transferred from SunGard to a subsidiary of SunGard, or vice versa, or from one subsidiary of SunGard to another; and (3) if a Participant who is an Employee, but not also a Director, terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the Participant's Status Change will be deemed to have been made by the Company without Cause.

          6.3  Change in Control.

               (a) In the event of a Change in Control (as defined in Section 6.3(b)), the following rules will apply, unless otherwise expressly provided by the Committee at the time of the grant of an Award or unless otherwise determined by the Board in accordance with Section 6.3(c):

                    (1) Each outstanding Option shall automatically become exercisable in full six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not

                                       8.
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prevent an Option from becoming exercisable sooner as to Common Stock or cash that would otherwise have become available under such Option or Right during such period.

                    (2) Each outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.

                    (3) Conditions on Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Committee.

               (b) A "Change in Control" means: (1) the occurrence of an event that would, if known to SunGard's management, be required to be reported by SunGard under Item 1(a) of Form 8-K pursuant to the 1934 Act; or (2) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of SunGard; or (3) a change in the constituency of the Board with the result that individuals (the "Incumbent Directors") who are members of the Board on the Effective Date (as specified in Section 9) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (4) the sale, exchange or other disposition of all or a significant portion of the Company's business or assets, or the execution by the Company of a binding agreement providing for such a transaction.

               (c) The provisions of Section 6.3(a) shall not apply to the extent expressly determined by at least 75% of the Incumbent Directors at a duly convened meeting of the Board held before the occurrence of a Change in Control.

          6.4 Change from Employee of SunGard or ISO-Affiliate. If an Employee of SunGard or an ISO-Affiliate becomes instead an Employee of the Company (other than of SunGard or another ISO-Affiliate), or ceases to be an Employee entirely, any ISO held by such Employee shall cease to be an ISO to the extent not exercised within the three months following termination of service as an Employee of SunGard or the ISO-Affiliate.

                                       9.
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     7.   Grant and Acceptance of Awards

          7.1 The Committee's approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Committee or the Board or in written consents signed by members of the Committee or the Board. Once approved by the Committee, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Committee.

          7.2 Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The receipt of an Award shall not impose any obligation on the Participant to accept the Award.

          7.3 Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a stockholder of SunGard until (i) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (ii) the Participant furnishes SunGard with any required agreements, certificates, letters or other instruments, and (iii) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Committee may, upon such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant's Award, had such Common Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

          7.4 Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (a) until all conditions to the Award have been satisfied or removed, (b) until, in the opinion of SunGard's General Counsel, all applicable Federal and state laws and regulations have been complied with,
(c) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (d) if it might cause SunGard to issue or sell more shares of Common Stock than SunGard is then legally entitled to issue or sell, and (e) until all other legal matters in connection with the issuance and delivery of such shares have been approved by SunGard's General Counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as SunGard's General Counsel may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear

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an appropriate legend restricting transfer. If an Award is exercised by the
Participant's legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     8.   Tax Withholding

     The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Common Stock may be delivered, the Committee shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Committee may permit a Participant to elect at such time and in such manner as the Committee may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the minimum withholding requirement. If at the time an ISO is exercised, the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     9.   Board Approval, Effective Date and Term of Plan

     The Plan was adopted by the Board on February 22, 2000, subject to the approval of SunGard's stockholders. The Plan shall be submitted to SunGard's stockholders for approval at SunGard's 2000 annual meeting of stockholders. If such approval is not obtained at such meeting (or at any subsequent meeting at which such approval is sought), then, at the discretion of the Board, this Plan may be re-submitted to SunGard's stockholders for approval at any subsequent annual meeting of stockholders or at any special meeting of stockholders (including a special meeting that may be called solely for that purpose). The Plan shall not become effective unless and until it is approved by the affirmative vote of the holders of a majority of the outstanding shares of SunGard's Common Stock represented and entitled to vote at a duly convened meeting of SunGard's stockholders. If this Plan is so approved by SunGard's stockholders, then the date of such approval shall be the effective date of this Plan ("Effective Date"). No Award shall be granted more than ten years after the Effective Date and no ISO shall be granted on or after February 22, 2010.

     10.  Effect, Amendment, Suspension and Termination

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The

                                      11.
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Board reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Board when it takes such action, which date may be before or after the date the Board takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Board. Any amendment of the Plan may be submitted for the approval of SunGard's stockholders as may be deemed necessary or desirable at the time of such amendment.

     11.  Other Provisions

          11.1 Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated entity or person, or interfere in any way with the right of the Company or any affiliated entity or person to terminate the employment or service of any Employee or other Participant for any reason.

          11.2 Corporate action constituting an offer by SunGard of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

          11.3 None of a Participant's rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant's rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant's heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant. Notwithstanding the foregoing, at the discretion of the Committee, the terms of an Award may permit a Participant to transfer such Award to one or more members of the Participant's family or to trusts, family partnerships, or other entities for the benefit of the Participant and/or members of the Participant's family to the extent provided in such Award and permitted under the terms for use of Form S-8 promulgated under the Securities Act of 1933, as amended.

          11.4 The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be affected.

          11.5 All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Company or the Committee shall be delivered or sent to SunGard's headquarters to the attention of its General Counsel. Notices to any Participant or holder of shares of

                                      12.
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Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person's address as it appears in the regular records of the Company or SunGard's transfer agent.

          11.6 The Committee may agree at any time, upon request of a Participant, to defer the date on which any payment under an Award shall be made.

          11.7 In any case that a Participant purchases Common Stock under an Award for a price at least equal to the par value of the Common Stock, the Committee may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.

          11.8 For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Committee, the term "fair market value" of Common Stock on or as of a specified date shall mean either (i) in the case of an Option not granted under a Performance Award, the last sale price (as defined below in this Section) for one share of Common Stock on the last trading day on or before the specified date, or, if the foregoing does not apply, the market value determined by the Committee; or (ii) in the case of an Option granted under a Performance Award, the average of the last sale prices during the first ten trading days beginning on or after the specified date, or the average of the last sale prices during such other period of time beginning on or after the specified date as is determined by the Committee, or, if the foregoing does not apply, the market value determined by the Committee. "Last sale price" means the last sale price reported on the New York Stock Exchange or on such other primary market system or stock exchange on which SunGard's Common Stock is then listed or admitted to trading.

          11.9 Shares may not be issued under the Plan, nor may Awards be granted under the Plan, at any time that to do so would cause SunGard to violate the requirements for listing on any securities exchange (e.g., Paragraph 312(b) of the New York Stock Exchange Listed Company Manual as in effect on June 4,
1999) on which SunGard's securities are listed and with which SunGard wishes to comply.

     THE UNDERSIGNED CERTIFIES THAT THIS PLAN WAS DULY APPROVED BY THE EQUITY SUBCOMMITTEE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SUNGARD DATA SYSTEMS INC., AND WAS DULY ADOPTED BY THE BOARD OF DIRECTORS OF SUNGARD DATA SYSTEMS INC., AT MEETINGS DULY HELD ON FEBRUARY 22, 2000.

                                    /s/ Lawrence A. Gross
                                    _______________________________________
                                    LAWRENCE A. GROSS, GENERAL COUNSEL AND
                                    SECRETARY OF SUNGARD DATA SYSTEMS INC.

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